(16) Powers of Attorney

AEGON/TRANSAMERICA SERIES TRUST
POWER OF ATTORNEY
          KNOW ALL PERSONS BY THESE PRESENT, that the undersigned make, constitute and appoint JOHN K. CARTER, DENNIS P. GALLAGHER and ELIZABETH L. BELANGER his or her true and lawful attorney-in-fact and agent in his or her name, place and stead, in any and all capacities, and on his or her behalf with full power of substitution and resubstitution to sign any and all registration statements on Form N-14 and any other regulatory filings made applicable to AEGON/Transamerica Series Trust (the “Fund”) and its series and any amendments, exhibits, or supplements thereto, and to file and/or withdraw the same, with all other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorney-in fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to intents and purposes as he or she might or could do in person in his or her capacity as a Trustee of the Fund, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
          THIS POWER OF ATTORNEY may be executed in multiple counterparts that together constitute a single document.
          IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney in the capacities and on the dates indicated.

/s/ John K. Carter
John K. Carter, Trustee and Chairperson	Date: November 6, 2007

/s/ Leo J. Hill
Leo J. Hill, Trustee	Date: November 7, 2007

/s/ Neal M. Jewell
Neal M. Jewell, Trustee	Date: November 7, 2007

/s/ Russell A. Kimball
Russell A. Kimball, Trustee	Date: November 7, 2007

/s/ Eugene M. Mannella
Eugene M. Mannella, Trustee	Date: November 7, 2007

/s/ Norman R. Nielsen
Norman R. Nielsen, Trustee	Date: November 7, 2007

/s/ Joyce G. Norden
Joyce G. Norden, Trustee	Date: November 7, 2007

/s/ Patricia Sawyer
Patricia Sawyer, Trustee	Date: November 6, 2007

/s/ John W. Waechter
John W. Waechter, Trustee	Date: November 7, 2007

AEGON/TRANSAMERICA SERIES TRUST
POWER OF ATTORNEY
          KNOW ALL PERSONS BY THESE PRESENT, that the undersigned makes, constitutes and appoints JOHN K. CARTER, DENNIS P. GALLAGHER and ELIZABETH L. BELANGER her true and lawful attorney-in-fact and agent in her name, place and stead, in any and all capacities, and on her behalf with full power of substitution and resubstitution to sign any and all registration statements on Form N-14 and any other regulatory filings made applicable to AEGON/Transamerica Series Trust (the “Fund”) and its series and any amendments, exhibits, or supplements thereto, and to file and/or withdraw the same, with all other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorney-in fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to intents and purposes as she might or could do in person in her capacity as a Trustee of the Fund, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
          IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney in the capacity and on the date indicated.

/s/ Sandra N. Bane
Sandra N. Bane, Trustee	Date: March 1, 2008